SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                     20549


                    ________________________________________

                                    FORM 8-K
                    ________________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: April 3, 1997
                       (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-19066                13-3591193
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification
                                                                Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


                     ______________________________________


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Item 5.  Other Events

     Angeles Mortgage Investment Trust (AMEX: ANM) ("AMIT") and Insignia Financial Group, Inc. (NYSE: IFS) ("Insignia") jointly announced that they have entered into a non-binding agreement in principle to effect a tax-free combination of AMIT and Insignia Properties Trust ("IPT"), an entity 99% owned by Insignia and its affiliates.

     The proposed transaction contemplates the issuance by AMIT of its Class A shares, at a value of $16.25 per share in exchange for all of the shares of IPT, valued at approximately $190 million.

     The resulting combined entity, which would be owned 82% by Insignia and its affiliates, would have net assets of approximately $230 million.

Item 7.  Financial Statement and Exhibits

        (c)     Exhibits

    Exhibit No.

     99.1               Press Release dated April 3, 1997

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INSIGNIA FINANCIAL GROUP, INC.



                                        By:     /s/ John K. Lines
                                        --------------------------------
                                                John K. Lines
                                                General Counsel

Date:  May 14, 1997